                                                                    EXHIBIT 99.3



                                      PROXY

                           SANTA FE SNYDER CORPORATION

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of Santa Fe Snyder Corporation, a Delaware corporation, hereby nominates and appoints James L. Payne, with full power of substitution, as true and lawful agent and proxy to represent the undersigned and vote all shares of stock of Santa Fe Snyder Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Santa Fe Snyder Corporation to be held in -, Houston, Texas, on -, -, 2000, at -a.m., local time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


SEE REVERSE                CONTINUED AND TO BE SIGNED ON REVERSE SIDE                    SEE REVERSE
SIDE                                                                                     SIDE
                                          DETACH HERE

------------------------------------------------------------------------------------------------------------------


/X/  PLEASE MARK
     VOTES AS IN THIS
     EXAMPLE.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE
EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.

                                                                                          FOR   AGAINST  ABSTAIN
                             1. Approve the merger agreement and the merger.              / /     / /     / /

                             2. Approve the stock option amendment.                       / /     / /     / /

                             4. Other matters: In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

                                        MARK HERE IF YOU PLAN TO ATTEND THE MEETING                       / /

                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                     / /


                             Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.


Signature:                       Date            Signature:                      Date
           ---------------------      ----------           ---------------------      ----------